EXHIBIT 2.03

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

СОГЛАШЕНИЕ ОБ УСТУПКЕ ПРАВ ТРЕБОВАНИЙ ПО ДОГОВОРУ СУБОРДИНИРОВАННОГО ЗАЙМА № 02 от 20.06.2011 г.

г.Нур-Султан                                                      20 декабря 2020 г.

FREEDOM HOLDING CORP., именуемое в дальнейшем "Новый кредитор", и

Товарищество с ограниченной ответственностью «Глобал Девелопмент», именуемое в дальнейшем "Первоначальный кредитор",

Новый кредитор и Первоначальный кредитор в дальнейшем совместно именуемые "Стороны", заключили настоящее Соглашение об уступке прав требований (далее - "Соглашение") по Договору субординированного займа № 02 от 20 июня 2011 года со всеми изменениями и дополнениями (далее – "Договор займа"), заключенному между Первоначальным кредитором и Акционерным обществом "Банк Kassa Nova" (дочерний банк Акционерного общества "ForteBank") БИН [***], именуемым в дальнейшем "Должник".

Настоящее Соглашение заключено принимая во внимание следующее:

(1) В соответствии с Договором займа Первоначальный кредитор предоставил субординированный заем Должнику в сумме 1 420 000 000 (один миллиард четыреста двадцать миллионов) тенге, сроком до 24 июля 2033 года, со ставкой вознаграждения - 7 (семь)% годовых, без обеспечения;

(2) 17 сентября 2020 года АО "Фридом Финанс" БИН [***] (далее – "Покупатель") и г-н Утемуратов Б.Ж., в качестве продавца, заключили Договор купли продажи привилегированных акций Акционерного общества "Банк Kassa Nova" (Дочерний банк Акционерного общества "ForteBank") (далее – "ДКП"), в рамках ДКП Покупатель принял обязательство приобрести самостоятельно либо обеспечить приобретение иным назначенным лицом права требования по Договору займа, включая право требования погашения задолженности по Договору займа;

(3) Новый кредитор является бенефициарным собственником 100% голосующих акций Покупателя.

ASSIGNMENT AGREEMENT OF THE SUBORDINATED LOAN AGREEMENT DATED 20.06.2011 № 02

Nur-Sultan                                 20 December 2020

FREEDOM HOLDING CORP., hereinafter referred to as the “New Creditor”, and

Global Development Limited Liability partnership, hereinafter referred to as the “Initial Creditor”,

the New Creditor and the Initial Creditor together referred to as “Parties”, have entered into this Assignment Agreement (the "Agreement") of the Subordinated Loan Agreement No.02 dated 20 June 2011 as amended and supplemented (the "Loan Agreement") made between the Initial Creditor and Bank Kassa Nova Joint Stock Company (Subsidiary bank of ForteBank Joint Stock Company) BIN [***] hereinafter referred to as the "Debtor".

This Agreement is made taking into consideration the below:

(1) Under the Loan Agreement the Initial Creditor advanced a subordinated loan to the Debtor in the amount of 1 420 000 000 (one billion four hundred twenty million) KZT until 24 July 2033 with an annual interest rate at 7 (seven)%, without any security;

(2) On 17 September 2020 Freedom Finance Joint Stock Company BIN [***] (the "Purchaser") and Mr. Bulat Utemuratov as a seller entered into the Sale and Purchase Agreement of the Preferred Shares of Bank Kassa Nova JSC (Subsidiary Bank of ForteBank JSC) ("SPA"). Condition under the SPA is that the Purchaser has to purchase, or procure purchase by a third party designated by the Purchaser, of the Loan Agreement, including the right to demand repayment of the indebtedness outstanding under the Loan Agreement;

(3) The New Creditor is a beneficial owner of 100% common shares of the Purchaser.

1. ПРЕДМЕТ СОГЛАШЕНИЯ

1.1 За Стоимость Прав (как оно определено в статье 2 настоящего Соглашения) Первоначальный кредитор обязуется передать и уступить Новому кредитору, а Новый кредитор, с учетом гарантий в статье 3 настоящего Соглашения, обязуется приобрести/принять Права (как они определены далее).

1.2 Права требования Первоначального кредитора по Договору займа (далее – "Права") переходят к Новому кредитору в том же объеме и на условиях, существующих на дату уступки. Права включают в себя требования Первоначального кредитора по Договору займа по оплате суммы основного долга, суммы начисленного, но не уплаченного вознаграждения, а также всех предусмотренных Договором займа комиссий и иных платежей, а также право требовать исполнения Должником всех иных обязательств по Договору займа.

Права переходят от Первоначального кредитора к Новому кредитору в день поступления на банковский счет Первоначального кредитора Стоимости Прав, указанной в статье 2.1 настоящего Соглашения, оплачиваемой Новым кредитором.

2. СТОИМОСТЬ УСТУПКИ И ПОРЯДОК РАСЧЕТА

2.1 С учетом положения статьи 2.2, Стоимость Прав составляет 1 420 816 986,30 тенге (один миллиард четыреста двадцать миллионов восемьсот шестнадцать тысяч девятьсот восемьдесят шесть тенге и тридцать тиын) (далее – "Стоимость Прав") и состоит из:

(a) остатка основного долга по Договору займа в сумме 1 420 000 000 (один миллиард четыреста двадцать миллионов) тенге, и

(b) начисленного, но не выплаченного вознаграждению по состоянию на 23 декабря 2020 года, в сумме 816 986,30 тенге (восемьсот шестнадцать тысяч девятьсот восемьдесят шесть тенге и тридцать тиын).

С учетом положения статьи 2.2, Первоначальный кредитор подтверждает, что суммы, указанные в (а) и (b) выше, составляют весь объем имеющихся финансовых обязательств Должника на дату подписания настоящего Соглашения перед Первоначальным кредитором по Договору займа.
2.2 Начисление вознаграждения по Договору займа осуществляется по годовой ставке из расчета 365 дней в году. Сумма задолженности по вознаграждению в статье 2.1(b) рассчитана за период с 21 декабря 2020 года по 23 декабря 2020 года (включительно), при условии, что начисленное и невыплаченное вознаграждение по Договору займа за период с 21 июня по 20 декабря 2020 года (включительно) будет оплачена Должником в порядке, установленном Договором займа. В случае, если Должником в срок до 21 декабря 2020 года не будет оплачено вознаграждение по Договору займа за период с 21 июня по 20 декабря 2020 года (включительно), то сумма вознаграждения, указанная в статье 2.1(b) составит 50 653 150,68 тенге (пятьдесят миллионов шестьсот пятьдесят три тысячи сто пятьдесят тенге шестьдесят и восемь тиын), и Стоимость Прав, указанная в статье 2.1 составит 1 470 653 150,68 тенге (один миллиард четыреста семьдесят миллионов шестьсот пятьдесят три тысячи сто пятьдесят тенге и шестьдесят восемь тиын).

2.3 Стоимость Прав перечисляется Новым кредитором банковским переводом единоразовым платежом на счет Первоначального кредитора, указанный в реквизитах настоящего Соглашения, в течение 3 (три) рабочих дней с даты направления Первоначальным кредитором Новому кредитору уведомления об учетной регистрации настоящего Соглашения в Национальном Банке Республики Казахстан на адреса электронной почты: [***] и [***]. Указанное уведомление должно отражать дату и номер учетной регистрации настоящего Соглашения, которые должны быть отражены в платежном извещении Нового кредитора.

1. SUBJECT OF AGREEMENT

1.1 For the Consideration (as defined in article 2 herein) the Initial Creditor undertakes to assign and transfer to the New Creditor and subject to warranties in article 3 of this Agreement the New Creditor undertakes to purchase/accept the Rights (as further defined).

1.2 The rights of claim of the Initial Creditor under the Loan Agreement (the "Rights") are assigned to the New Creditor in the same amount and on the same terms as they exist as at the date of assignment. The Rights are the rights of the Initial Creditor under the Loan Agreement to claim from the Debtor repayment of the principal loan amount, accrued but unpaid interest amounts, as well as all fees and other amounts incurred under the Loan Agreement, as well as a right to claim performance by the Debtor of other obligations under the Loan Agreement.

The Rights from the Initial Creditor shall be deemed assigned to the New Creditor as of the date when the Consideration indicated in clause 2.1 herein payable by the New Creditor is credited to the Initial Creditor's bank account.

2. ASSIGNMENT REMUNERATION AND ITS PAYMENT

2.1 Taking into account provisions of clause 2.2, the consideration for the Rights makes up 1 420 816 986,30 (one billion four hundred twenty million eight hundred sixteen thousand nine hundred eighty six and thirty hundredth) KZT, (the "Consideration") which is the sum of:

(a) residual of the principal amount under the Loan Agreement in the amount of 1 420 000 000 (one billion four hundred twenty million) KZT and,
(b) accrued but unpaid interest as of 23 December 2020 in the amount of 816 986,30 (eight hundred sixteen thousand nine hundred eighty six and thirty hundredth) KZT.

Taking into account provisions of clause 2.2, the Initial Creditor confirms that at the date of signing of this Agreement the amounts indicated in (a) and (b) above constitute the whole scope of financial obligations of the Debtor to the Initial Creditor under the Loan Agreement.

2.2 Under the Loan Agreement the interest accrues at annual rate on the count convention 365 days a year. The amount of interest indebtedness in clause 2.1(b) herein is calculated for the period from 21 December 2020 to 23 December 2020 (inclusive), provided that accrued but unpaid interest for the period from 21 June 2020 to 20 December 2020 (inclusive) is paid by the Debtor as set forth by the Loan Agreement. In case on or before 21 December 2020 the Debtor does not pay interest for the period from 21 June 2020 to 20 December 2020 (inclusive) then the amount of interest in clause 2.1(b) herein shall be 50 653 150,68 (fifty million six hundred fifty three thousand one hundred fifty and sixty eight hundredth) KZT, and the amount of Consideration in Clause 2.1 shall be 1 470 653 150,68 (one billion four hundred seventy million six hundred fifty three thousand one hundred fifty and sixty eight hundredth) KZT.

2.3 The Consideration shall be paid by the New Creditor in a lump sum by wire transfer to the bank account of the Initial Creditor set forth in this Agreement within three (3) business days as of the date of sending by Initial Creditor of the notice to the New Creditor on the registration of this Agreement with the National Bank of the Republic of Kazakhstan sent to email addresses: [***] and [***]. The said notice shall indicate the date and registration number of this Agreement assigned which then to be reflected in the payment order of the New Creditor.

3. ГАРАНТИИ

3.1 Первоначальный кредитор предоставляет Новому кредитору следующие гарантии:

(a) Договор займа был должным образом одобрен, его условия действительны и исполнимы в принудительном порядке;

(b) Первоначальный кредитор является законным собственником Прав. Права не являются объектом любых прав или требований третьих лиц.

3.2 Стороны соглашаются, что положения статьи 3.1 являются существенными условиями Соглашения.

4. ПРАВА И ОБЯЗАННОСТИ СТОРОН

4.1 Права и обязанности Первоначального кредитора:

4.1.1 Первоначальный кредитор обязуется передать Новому кредитору по акту приема–передачи (далее – "Акт") следующие документы:
(a) Договор займа со всеми изменениями и дополнениями к нему в оригиналах или в копиях, заверенных подписями и печатями его сторон.

С момента подписания Сторонами Акта риск утраты указанных документов несет Новый кредитор.

4.1.2 Первоначальный кредитор с даты подписания настоящего Соглашения и до даты подписания Акта обязуется обеспечить сохранность указанных в статье 4.1.1 документов.

4.1.3 С даты перехода Прав к Новому Кредитору Первоначальный кредитор не отвечает перед Новым кредитором за неисполнение или ненадлежащее исполнение Договора займа Должником.

4.1.4 В случае получения Первоначальным кредитором от Должника суммы в качестве исполнения Договора займа, после перехода Прав к Новому кредитору, Первоначальный кредитор обязуется вернуть Должнику полученные суммы в течение 3 (трех) рабочих дней с даты получения.

4.1.5 Первоначальный кредитор обязуется обратиться за учетной регистрацией настоящего Соглашения в Национальный Банк Республики Казахстан в течение 2 (два) рабочих дней с даты подписания Сторонами настоящего Соглашения (если это требуется законодательством Республики Казахстан).

4.2 Права и обязанности Нового кредитора:

4.2.1 Новый кредитор обязуется оплатить Первоначальному кредитору Стоимость Прав в срок, установленный статьей 2.3 Соглашения.

4.2.2 Новый кредитор обязуется в течение 3 (трех) рабочих дней с даты подписания настоящего Соглашения направить письменное уведомление Должнику о переходе Прав к Новому кредитору.

3. WARRANTIES

3.1 The Initial Creditor warrants to the New Creditor that:

(a) the Loan Agreement was properly approved, its terms are valid and enforceable;

(b) the Initial Creditor is the legal owner holder of the Rights. The Rights are not subject of third parties claims of any kind.

3.2 The Parties hereby agree that the provisions of this article shall be the major terms of the Agreement.

4. RIGHTS AND OBLIGATIONS OF THE PARTIES
4.1 Rights and obligations of the Initial Creditor:

4.1.1 The Initial Creditor shall transfer to the New Creditor through the act of transfer (the "Act") the following documents:

(a) the Loan Agreement with all amendments to it in originals or in copies certified by the signatures and seals of its parties.

From the moment of signing by the Parties of the Act the risk of their loss shall be with the New Creditor.

4.1.2 From the date of signing of this Agreement until the date when the Act is signed the Initial Creditor shall keep safely the documents listed in clause 4.1.1.

4.1.3 As of the date when the Rights are assigned to the New Creditor the Initial Creditor shall not be liable to the New Creditor for non-fulfillment or improper fulfillment by the Debtor of the Loan Agreement.

4.1.4 In case the Initial Creditor receives from Debtor the amounts under the Loan Agreement after the assignment of the Rights to the New Creditor it shall wire such amounts back to the Debtor within three (3) working days from the date when it received them.

4.1.5 If so required the Initial Creditor shall submit for the registration of this Agreement with the National Bank of the Republic of Kazakhstan within 2 business days as of its signing date.

4.2 The rights and obligations of the New creditor:

4.2.1 The New Creditor shall pay to the Initial Creditor the Consideration within the term stated in clause .2.3 herein.

4.2.2 Within 3 (three) working days from the date of signing of this Agreement the New creditor shall send a written notice to the Debtor on the assignment of the Rights to the New Creditor.

5. ОТВЕТСТВЕННОСТЬ СТОРОН

5.1 Первоначальный кредитор несет перед Новым кредитором ответственность за действительность и правомерность передаваемых Прав, а также за то, что Права свободны от претензий со стороны третьих лиц, включая государство, на момент заключения настоящего Соглашения.

5.2 За неисполнение либо ненадлежащее исполнение условий настоящего Соглашения, приведшее к причинению ущерба Сторонам, Стороны несут ответственность в соответствии с законодательством Республики Казахстан.

5.3 В случае неисполнения/ненадлежащего (несвоевременного) исполнения Сторонами обязательств по настоящему Соглашению виновная Сторона будет обязана оплатить пострадавшей Стороне сумму неустойки в размере 0,1% от суммы неисполненного обязательства в день, но не более 10% от неисполненного обязательства.

5.4 Выплата неустойки не освобождает Стороны от исполнения условий настоящего Соглашения.

6. НАЛОГИ

6.1 Если какая-либо сумма налога или иного обязательного платежа должна быть удержана со Стоимости Прав - Новый кредитор должен будет увеличить сумму Стоимости Прав на сумму такого удержания таким образом, чтобы Первоначальный кредитор получил полную сумму Стоимости Прав, указанную в статье 2.1.

6.2 Если Новый кредитор сможет путем применения положений международных соглашений об избежании двойного налогообложения сократить сумму удержаний в соответствии со статьей 6.1, Первоначальный кредитор будет обязан в течении 30 (тридцати) рабочих дней с даты получения Первоначальным кредитором соответствующего запроса от Нового кредитора предоставить документ, подтверждающий налоговое резидентство Первоначального кредитора по форме в соответствии с налоговым законодательством Республики Казахстан.

7. ПРОЧИЕ УСЛОВИЯ

7.1 Настоящее Соглашение вступает в юридическую силу с даты его подписания Сторонами и скрепления печатями Сторон и действует до полного исполнения Сторонами своих обязательств по настоящему Соглашению.

7.2 Подписанием настоящего Соглашения Первоначальный кредитор подтверждает, что для заключения настоящего Соглашения согласия Должника не требуется, согласия, разрешения, уведомления кредиторов/контрагентов не требуются, либо соответствующие согласия, разрешения и уведомления получены/произведены Первоначальным кредитором в соответствующем порядке.

7.3 Подписанием настоящего Соглашения Новый кредитор подтверждает, что для заключения настоящего Соглашения согласия, разрешения, уведомления кредиторов/контрагентов не требуются, либо соответствующие согласия, разрешения и уведомления получены/произведены Новым кредитором в соответствующем порядке.

7.4 Любой расход, возникающий при заключении и/или исполнении настоящего Соглашения, оплачивается каждой Стороной самостоятельно.

7.5 Стороны соглашаются, что информация, содержащаяся в настоящем Соглашении, является конфиденциальной информацией, и Стороны обязуются не разглашать ее третьей стороне без получения предварительного согласия на это другой Стороны, за исключением случаев, когда такое разглашение информации требуется по законам юрисдикции каждой из Сторон или в целях надлежащего исполнения Сторонами своих обязательств по нему.

7.6 Все дополнения и изменения к настоящему Соглашению вносятся путем заключения в письменной форме дополнительного соглашения, являющегося неотъемлемой частью Соглашения.

7.7 Настоящее Соглашение регулируется нормами законодательства Республики Казахстан.

Любой спор, разногласие, противоречие или требование, договорного или внедоговорного характера, вытекающие из настоящего Соглашения или в связи с ним, в том числе касающиеся его существования, действительности, толкования, исполнения, нарушения или прекращения, передаются на рассмотрение и окончательно разрешаются в судах Республики Казахстан.

7.8 Настоящее Соглашение составлено в 2 экземплярах на русском и английском языках, каждый из которых имеет одинаковую юридическую силу, по одному экземпляру для каждой из Сторон. Преимущественную юридическую силу имеет толкование Соглашения на русском языке.

5. LIABILITY OF THE PARTIES

5.1 The Initial Creditor shall be liable to the New Creditor for validity of the Rights, and that at the date of signing of this Agreement the Rights are free from claims from any third parties, including the government.

5.2 The Parties shall be liable according to laws of the Republic of Kazakhstan for non-fulfillment or improper fulfillment of the terms of this Agreement that caused damages to either of the Parties.

5.3 In case the Party fails to fulfill its obligations hereunder (or untimely fulfills them) the defaulted Party shall be obliged to pay to the innocent Party a default interest of 0.1% daily accrued on the unperformed amount however not exceeding 10% of the unperformed amount.

5.4 The payment of the default interest does not release the Parties from the fulfillment of the terms of this Agreement.

6. TAXES

6.1 If any amount of tax or any other mandatory charge should be withheld from the payable Consideration – the New Creditor shall top up the Consideration for the deduction amount so that the Initial Creditor receives full Consideration amount as in clause 2.1.

6.2 If the New Creditor could apply provisions of the international treaties for the avoidance of double taxation in order to decrease the amount to be withheld as per clause 6.1 in this case the Initial Creditor will be obliged to provide a document confirming its tax residency in form according to the provisions of the tax legislation of the Republic of Kazakhstan within 30 (thirty) business days as of the receipt of the New Creditor's request.

7. MISCELLANEOUS

7.1 This Agreement comes into force from the date of its signing by the Parties and is valid until full fulfillment of their obligations hereunder.

7.2 By signing of this Agreement, the Initial Creditor confirms that it is not required to get a preliminary consent or permission of notification from either the Debtor or any counterparty or creditor of the Initial Creditor to enter into this Agreement, or that such permissions, consents have been obtained in due course.

7.3 By signing this Agreement, the New Creditor confirms that it is not required to get a preliminary consent or permission of notification from any counterparties or creditors for the New Creditor to enter into this Agreement, or that such permissions, consents have been obtained in due order.

7.4 Each Party bears its own expenses and costs related to the entering into this Agreement or to its fulfillment.

7.5 The Parties agree that the information in this Agreement is confidential and the Parties undertake not to disclose such information to third parties without prior consent of the other Party, save for the cases when such disclosure is required pursuant to legal provisions of the jurisdictions of the Parties or in connection when the disclosure is required for the proper performance of the obligations hereunder.

7.6 All amendments and changes to this Agreement shall be made in written form of an amendment agreement which shall become an integral part of this Agreement.

7.7 This Agreement is governed by the laws of the Republic of Kazakhstan.

Any dispute, controversy, difference or claim, whether contractual or noncontractual, arising out of or in relation to this Agreement, including its existence, validity, interpretation, performance, breach or termination, shall be referred to and finally resolved by the courts of the Republic of Kazakhstan.

7.8 This Agreement is made in 2 counterparts in English and Russian languages, having equal legal force, by one to each of the Parties. In case of discrepancies between the two languages the Russian version shall prevail.

ДЕТАЛИ И ПОДПИСИ СТОРОН / DETAILS AND SIGNATURES OF THE PARTIES
Freedom Holding Corp.	Freedom Holding Corp.
Адрес: о/к CT Corporation System 701 Карсон-Стрит, Офис 200, г.Карсон-Сити, штат Невада 89701, США +1 888 996 3742 Счет KZT: [***] БИК: [***] Банк: [***] SWIFT: [***] К/С: [***] SWIFT: [***]
Address: c/o CT Corporation System 701 S Carson Street, Suite 200 Carson City, Nevada 89701 United States, +1 888 996 3742
Acc. No. KZT: [***]
BIK: [***]
Bank: [***]
SWIFT: [***]
C/A: [***]
SWIFT: [***]

За и от лица Freedom Holding Corp. /s/ Timur Turlov	For and on behalf of Freedom Holding Corp. /s/ Timur Turlov
Генеральный директор Тимур Турлов ТОО "Глобал Девелопмент"	CEO, Timur Turlov Global Development LLP
Адрес: Республика Казахстан, 050000, г. Алматы, улица Кунаева, 77 Счет KZT: [***] БИК/SWIFT: [***] Банк: [***]	Address: 77 Kunayev Street, Almaty, 050000, Republic of Kazakhstan Acc. [***] BIK/SWIFT: [***] Bank: [***]
За и от лица ТОО "Глобал Девелопмент" /s/ Lukasz Skowronski	For and on behalf of Global Development LLP /s/ Lukasz Skowronski
Директор Лукаш Сковроньски	Director Lukasz Skowronski